Exhibit 10.5

THIS MORTGAGE AMENDMENT IS PROVIDING ADDITIONAL SECURITY FOR A DEBT AMOUNT FOR WHICH TAX WAS PAID UPON A PORTION THEREOF. TAX IN THE AMOUNT OF $8,800.00 WAS PAID ON THE DEBT AMOUNT OF $3,700,000.00 IN HENNEPIN COUNTY DOCUMENT NOS. T05405041 AND A10388817, RECORDED DECEMBER 9, 2016, WASHINGTON COUNTY DOCUMENT NO. 4094885 RECORDED DECEMBER 9, 2016, AND ANOKA COUNTY DOCUMENT NUMBER 544395.001 RECORDED DECEMBER 12, 2016, OF WHICH $2,623,850.87 IS OUTSTANDING AS OF THE DATE HEREOF. THIS MORTGAGE AMENDMENT SECURES AN INCREASED AMOUNT OF DEBT EQUAL TO $8,131,149.13.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $10,755,000.00, TOGETHER WITH SUCH ADDITIONAL AMOUNTS AS MAY BE ADVANCED BY LENDER AND FOR WHICH NO MORTGAGE REGISTRATION TAX IS PAYABLE PURSUANT CHAPTER 287 OF MINNESOTA STATUTES.

Additional Mortgage Registry Tax: _________________

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT

AND

FIXTURE FINANCING STATEMENT

THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this “Mortgage”) is made, entered into and effective as of June 20, 2019, by and between FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, and MINWOOD PARTNERS, INC., a Delaware corporation (each a “Mortgagor” or collectively, “Mortgagors”), with a principal business address of 12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343, and CHOICE FINANCIAL GROUP, a North Dakota banking corporation doing business as Choice Bank (“Mortgagee”), with a business address of 2640 Eagan Woods Drive, Suite 100, Eagan, MN 55121.

BACKGROUND

A.Mortgagors granted a Mortgage and Security Agreement and Fixture Financing Statement dated December 2, 2016 to Venture Bank, a Minnesota banking corporation (and predecessor-in-interest to Mortgagee by acquisition and merger) (the “Original Mortgage”), to secure a certain loan in the principal amount of $3,700,000.00 as evidenced by a certain Promissory Note issued by Mortgagors to Mortgagee for said amount dated December 2, 2016; and

B.The Original Mortgage was recorded as Document Number T05405041 on December 9, 2016, in

the Office of the Registrar of Titles of Hennepin County, Minnesota, as Document Number A10388817 on December 9, 2016 in the Office of the Recorder of Hennepin County, Minnesota, as Document Number 4094885 on December 9, 2016 in the Office of the Recorder of Washington County, Minnesota, and as Document Number 544395.001 on December 12, 2016, in the Office of the Registrar of Titles of Anoka County, Minnesota; and

C.Mortgagors have requested and Mortgagee has agreed to make certain additional loans (the “Loans”) to Mortgagors as provided in a certain Loan Agreement of even date herewith (the “Loan Agreement”) and evidenced by Mortgagor’s $24,000,000.00 Term Promissory Note (the “Term Note”) of even date herewith, and $1,000,000.00 Revolving Promissory Note (the “Revolving Note” or collectively with the Term Note, the “Notes”), both payable to the order of Mortgagee, and such other documents as entered into by and between Mortgagors and Mortgagee related to the Loans (as defined in the Loan Agreement, the “Loan Documents”); and

D.Mortgagors and Mortgagee desire to amend and restate the Original Mortgage with this Mortgage.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and for the purposes of securing the repayment of the Loans and this Mortgage and of all other sums which may be advanced by Mortgagee in accordance with this Mortgage and all interest (collectively, the “Indebtedness”), and to secure the performance of all covenants, conditions and agreements herein and in the Loan Documents, and any other security document referred to therein, Mortgagors convey forever all of Mortgagors’ right, title and interest in certain tracts or parcels of land, legally described on Exhibit A hereto (the “Land”) together with: (i) all building materials, supplies and equipment now or hereafter incorporated in any building, structure or other improvement located or to be erected on the Land; and (ii) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; and (iii) all heating, plumbing and lighting apparatus, motors, engines, and machinery, electrical equipment, incinerator apparatus, air‑conditioning equipment, water and gas apparatus, pipes, faucets, and all other fixtures of every description which are now or may hereafter be placed or used upon the Land or in any building or improvement now or hereafter located thereon; and (iv) all furniture, furnishings and other personal property owned by any Mortgagor which are now or may hereafter be installed or placed in or about or used in connection with the use, operation or maintenance of the buildings or improvements now or hereafter located on the Land; (v) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing; and (vi) all hereditaments, easements, appurtenances, estates, rents, issues, profits, insurance proceeds, condemnation awards, payments made in lieu of any insurance proceeds or condemnation awards, and other rights and interests now or hereafter related to the Land, its improvements and use (all of the foregoing, together with the Land, hereinafter being referred to as the “Mortgaged Property”).

This Mortgage is upon the express condition that if Mortgagors shall pay to Mortgagee as and when due and payable the principal and the interest on the Notes, and shall also keep and perform all and singular the covenants herein contained, or any other security document referred to therein, including without limitation the Loan Agreement, on the part of Mortgagor to be kept and performed, then the Mortgage and the estate hereby granted shall cease and be and become void and shall be released of record at the expense of Mortgagors; otherwise this Mortgage shall be and remain in full force and effect.

Each Mortgagor further represents, warrants and covenants to Mortgagee that it is lawfully seized of the Mortgaged Property in fee simple and has good right and full power and authority to execute this Mortgage and to mortgage the Mortgaged Property; that neither this Mortgage, nor any other security document referred to therein nor the Notes contravene any covenant in any indenture or agreement affecting

Mortgagors; that the Mortgaged Property is free from all liens and encumbrances except those identified in Exhibit B; that Mortgagee shall quietly enjoy and possess the Mortgaged Property; that each Mortgagor will warrant and defend the title to the Mortgaged Property against all claims, whether now existing or hereafter arising; and that all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land. The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

ARTICLE I

GENERAL COVENANTS, AGREEMENTS & WARRANTIES

Mortgagors make and include in this Mortgage the statutory covenants and other provisions set forth in Minnesota Statutes Section 507.15 or in any future Minnesota Statute providing for a statutory form of real estate mortgage and Mortgagors make the additional covenants, representations and warranties with Mortgagee, each of which covenants, warranties and representations shall be deemed to be continuing in nature, made and remade on each day during the time this Mortgage remains unreleased.

1.1Payment of Indebtedness; Observance of Covenants. Mortgagors will duly pay each installment of principal and interest on the Notes and all other indebtedness and will perform all other agreements and covenants by Mortgagors to be performed hereunder or under the Notes, the Loan Agreement or any of the Loan Documents.

1.2Payment of Impositions. Mortgagors agree to pay, before a penalty might attach for non‑payment thereof, all taxes, assessments, water and sewer charges, and other fees, taxes and charges of whatsoever nature levied upon or assessed or placed against the Mortgaged Property. Mortgagors will likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by this Mortgage or the recordation hereof, or the Indebtedness, provided that Mortgagors shall not be obliged to pay such tax, assessment or charge if such payment would be contrary to law or would result in the payment of a usurious rate of interest on the Indebtedness. Mortgagors shall promptly furnish to Mortgagee all notices received by any Mortgagor of amounts due under this paragraph and, upon Mortgagee’s request, shall deliver proper receipts evidencing the payment of such amounts. In the event of a judicial decree or legislative enactment after the effective date of this Mortgage providing that any such imposition may not be lawfully paid by a Mortgagor or in the event that the payment of any such imposition by a Mortgagor would result in the payment of a usurious rate of interest on the Indebtedness, the Indebtedness, together with interest, shall become immediately due and payable or, at Mortgagee’s option, Mortgagee may pay any amount or portion of such imposition as renders the Indebtedness unlawful or usurious, in which event Mortgagors shall concurrently therewith pay the remaining lawful and non‑usurious portion or balance of said imposition.

1.3Payment of Operating Costs; Prior Mortgages and Liens. Except as provided in Section 1.4 below, Mortgagors agree that they will pay all operating costs and expenses; keep the Mortgaged Property free from mechanics’, materialmen’s and other liens not expressly subordinated to the lien of this Mortgage; will keep the Mortgaged Property free from levy, execution or attachment and will immediately pay whether or not then due all indebtedness which may be secured by mortgage, lien or charge on the Mortgaged Property (other than this Mortgage) and, upon request, will exhibit to Mortgagee satisfactory evidence of such payment and discharge.

1.4Contest of Impositions, Liens and Levies. Mortgagors shall not be required to pay, discharge or remove any imposition, lien or levy so long as a Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the levy, lien or imposition so contested and the sale of the Mortgaged Property, or any part thereof to satisfy the same, provided that Mortgagors shall, prior to the date such levy, lien or imposition is due and payable, having given such reasonable security as may be demanded by Mortgagee to insure such payments and any penalties and interest that may accrue thereon and prevent any sale or forfeiture of the Mortgaged Property by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and Mortgagors shall promptly after final determination thereof pay the amount of any such levy, lien or imposition so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Section, Mortgagors shall, and Mortgagee may, pay any such levy, lien or imposition notwithstanding such contest if, in the reasonable opinion of Mortgagee, the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed.

1.5Maintenance and Repairs. Mortgagors agree that they will keep and maintain the Mortgaged Property in good condition and repair, free from any waste or misuse, and will comply with all requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Mortgaged Property and its use, and will promptly repair or restore any buildings, improvements or structures now or hereafter on the Mortgaged Property which may become damaged or destroyed. Mortgagors further agree that, without the prior consent of Mortgagee, it will not remove from the Mortgaged Property any fixtures outside the ordinary course of a Mortgagor’s business or personal property unless the same is immediately replaced with like fixtures or personal property of at least equal value or is otherwise removable under Section 5.1 hereof; or expand any improvements on the Mortgaged Property, erect any new improvements or make any material alterations in any improvements which will alter the basic structure, affect the market value or change the existing architectural character of the Mortgaged Property except as the same may be done in accordance with the Loan Agreement. Mortgagors agree not to acquiesce in any rezoning classification, modification or restriction affecting the Mortgaged Property without Mortgagee’s written consent. Mortgagors agree that they will not vacate or abandon the Mortgaged Property.

1.6Insurance.

1.6.1So long as any Indebtedness remains unpaid, Mortgagors shall, at its own cost, maintain with insurers of recognized responsibility acceptable to Mortgagee, rated A- or better by A.M. Best, the insurance required by the Loan Agreement, and upon the Mortgaged Property now existing or hereafter erected, hazard and fire insurance on such completed improvements insuring against loss by fire, hazards included in the term “extended coverage,” loss by vandalism or malicious mischief, and such other hazards, casualties and contingencies as may be required by Mortgagee, on the basis of replacement cost without a co-insurance clause, in an amount equal to the full replacement cost thereof or such additional amounts and for such periods as may be required by Mortgagee. If the Mortgaged Property is located in an area designated in the Flood Disaster Act of 1973, as amended, as having “specific flood hazards,” or should the Mortgaged Property be shown on any map maintained by the Federal Emergency Management Administration (“FEMA”), the county in which the Mortgaged Property is located or the city in which the Mortgaged Property is located, or any other governmental authority having jurisdiction over the Mortgaged Property, as being within the one hundred (100) year flood plain, Mortgagee shall be provided by Mortgagors, if requested, with a flood insurance policy covering the Mortgaged Property satisfactory in Mortgagee’s discretion. Mortgagors shall pay all premiums on insurance required hereunder by making payment directly to the insurer. Mortgagee shall have the right to hold the policies and renewals thereof, and Mortgagors shall promptly furnish to Mortgagee all such policies, renewals thereof, renewal notices and all paid‑premium receipts received by it. All policies of insurance and any and all refunds of unearned premiums are hereby assigned to Mortgagee as additional security for the payment of the Indebtedness secured hereby. In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagors in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

1.6.2The policies of all such insurance shall have loss payable provisions in favor of and in form acceptable to Mortgagee, shall provide for at least thirty (30) days’ prior written notice of cancellation, termination or modification thereof to Mortgagee, shall permit Mortgagee to make premium payments to prevent cancellation, and shall provide that no act or negligence of a Mortgagor or of any occupant of the Mortgaged Property, and no occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, will affect the validity or enforceability of such insurance as against Mortgagee. In the event of loss under such insurance, Mortgagors shall give prompt notice to the insurance carrier and Mortgagee; Mortgagors shall duly make proof of loss, and shall immediately furnish to Mortgagee a copy of such proof of loss. Mortgagee is authorized and empowered to collect and receive all insurance proceeds, and if no Event of Default has occurred and is continuing under this Mortgage, it shall apply such proceeds to the restoration of the Mortgaged Property and make disbursements thereof according and subject to the provisions of the Loan Agreement relating to the disbursement of proceeds of the Loans. Any insurance proceeds not so applied shall be applied to the payment of the Indebtedness without prepayment premium or premium, if any. If Mortgagee applies any insurance proceeds to the Indebtedness, then notwithstanding any restrictions on prepayment in the Notes, Mortgagors may prepay all (but not less than all) of the Indebtedness at any time within one hundred eighty (180) days after the date of such application, without prepayment premium or penalty, if any.

1.7Inspection. Mortgagee, or its agents, shall have the right to enter upon the Mortgaged Property during ordinary business hours for the purposes of inspecting the Mortgaged Property or any part thereof. Mortgagee shall have no duty, however, to make such inspection.

1.8Protection of Mortgagee’s Security. If a Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which does or may adversely affect the Mortgaged Property or the interest of a Mortgagor, at Mortgagee’s option, Mortgagee may perform such covenants and agreements, defend against such action or proceeding, or otherwise act as Mortgagee deems necessary to protect its interest. In the event that, after damage to or destruction of the Mortgaged Property or condemnation of a portion of the Mortgaged Property or a sale under threat thereof, Mortgagee elects or is obligated to use the proceeds to restore the Mortgaged Property, and the insurance, sale or condemnation proceeds which are paid to Mortgagee are not sufficient to pay for such restoration, Mortgagee may nevertheless effect the restoration. Any amounts disbursed or costs incurred by Mortgagee pursuant to this Section, including interest and reasonable attorneys’ fees, shall become additional indebtedness of Mortgagors secured by this Mortgage. All amounts disbursed or costs incurred by Mortgagee pursuant to this Section shall be payable upon demand, and shall bear interest from the date of disbursement or incurrence at the highest rate set forth in the Notes unless payment of interest at such rate would be contrary to law, in which event such amounts shall bear interest at the highest rate permitted by law. Mortgagee shall, at its option, be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this Section shall require Mortgagee to incur any expense or do any act hereunder, and Mortgagee shall not be liable to Mortgagor for any damages or claims arising out of action taken by Mortgagee pursuant to this Section.

1.9Mortgagors’ Covenant to Provide Information. Mortgagors covenant to provide documentation and such other information as is required by the terms and conditions of this Mortgage, the Loan Agreement or the Loan Documents.

1.10No Encroachment. All buildings, structures and other improvements now or hereafter located on the Mortgaged Property are, or will be, located entirely within the boundaries of the Mortgaged Property and are set back from said boundaries in accordance with all applicable zoning and “set-back” laws and ordinances.

1.11Governmental Requirements. The Mortgaged Property complies in all respects with all governmental requirements. The use of the Mortgaged Property for its present and intended purposes does not and will not violate any private covenant or restriction affecting the Mortgaged Property. The Mortgaged Property is zoned to permit the use thereof for its present and intended purpose. Mortgagors warrant and represent that Mortgagors have complied, and shall hereafter comply, with all valid laws, rules, ordinances and regulations of the federal, state and local government, and all agencies and subdivisions thereof which laws, rules, ordinances and regulations apply or relate to the Mortgaged Property, the development, construction and improvements existing or contemplated thereon or as a part thereof, or the improvements now or hereafter located thereon or a part thereof, including but not limited to all such laws, rules, ordinances, and regulations regarding land use, zoning, building, subdivision, environment, Occupational Safety and Health Administration, pollution and sales practices.

1.12Mechanics and Laborers. Mortgagors shall pay from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien created by this Mortgage shall be fully preserved, at the cost of Mortgagors, without expense to Mortgagee.

1.13Waste, Maintenance, Alteration and Compliance. Each Mortgagor shall:

1.13.1abstain from and shall not permit the commission of waste in, on or about the Mortgaged Property;

1.13.2keep and maintain the Mortgaged Property in good order, condition and in a rentable and tenantable state of repair;

1.13.3make or cause to be made, as and when necessary, all repairs and replacements to the Mortgaged Property, structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, whether or not the same may be necessary by reason of fire or other casualty and whether or not insurance proceeds are available therefore;

1.13.4not remove or demolish the fixtures or improvements now or hereafter located upon the Mortgaged Property, nor alter the design or structural character of the improvements now or hereafter located on the Mortgaged Property so as to diminish the value thereof;

1.13.5not expand the existing improvements on the Mortgaged Property, erect any new improvements or make any material alterations to the improvements which will alter the basic structure, affect the market value or change the existing architectural character of the Mortgaged Property other than the current and planned development of the Mortgaged Property or as otherwise consented to in writing by Mortgagee;

1.13.6complete within a reasonable time any buildings now or at any time in the process of erection on the Mortgaged Property;

1.13.7comply with all federal, state, county, township, municipal or other governmental or quasi-

governmental law, ordinance and regulation, requirement, restriction, condition, order, license, permit, approval or covenant affecting the Mortgaged Property;

1.13.8not acquiesce in any rezoning classification, modification or restriction affecting the Mortgaged Property; and

1.13.9not vacate or abandon the Mortgaged Property.

1.14Hazardous Substances.  To induce Mortgagee to make and fund the Loans and accept this Mortgage, Mortgagors represent, warrant, covenant and agree as follows:

1.14.1Except as heretofore disclosed to Mortgagee in writing: (a) the Mortgaged Property has never been used by a Mortgagor or, to a Mortgagor’s knowledge, by any previous owners or operators or current operators to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances and no Hazardous Substances exist on the Mortgaged Property except in de minimis quantities used by a Mortgagor or its lessee or tenant in the ordinary course of its business in accordance with all Environmental Laws; (b) to the best of each Mortgagor’s knowledge, no portion of any improvements on the Mortgaged Property has been constructed with asbestos, asbestos containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and/or the environment; (c) to the best of each Mortgagor’s knowledge, there does not presently exist, nor have there been in the past, electrical transformers or other equipment which have dielectric fluid containing polychlorinated biphenyls (PCB’s) located in or on the Mortgaged Property; and (d) no Mortgagor has received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning the existence of Hazardous Substances on the Mortgaged Property or in the immediate vicinity of the Mortgaged Property or the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances from the Mortgaged Property or into waters or other lands.

1.14.2Each Mortgagor shall: (a) comply and shall cause all operators of the Mortgaged Property to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances; (b) except for Hazardous Substances used in the ordinary course of the business of a Mortgagor or its lessee or tenant and in accordance with all Environmental Laws, remove any Hazardous Substances immediately upon discovery of the same, in accordance with, and to the extent required by, applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof; (c) pay or cause to be paid all costs associated with such removal; (d) use commercially reasonable efforts to prevent the migration of Hazardous Substances from or through the Mortgaged Property onto or under other properties; (e) keep the Mortgaged Property free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Mortgaged Property; (f) not install or permit to be incorporated into any improvements in the Mortgaged Property or to exist in or on the Mortgaged Property any asbestos, asbestos containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (g) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of a Mortgagor or any future operator of the Mortgaged Property, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Substances from the Mortgaged Property into waters or other lands; and (h) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Mortgaged Property.

1.14.3If a Mortgagor shall fail to diligently dispose of or secure any Hazardous Substance after discovery thereof in full compliance with, and to the extent required by, all applicable laws and regulations, Mortgagee may at its option but without any obligation whatsoever, proceed to so dispose of or secure the Hazardous Substance or take such other action necessitated or resulting therefrom at the cost and expense of Mortgagors. Mortgagors further agree that if an Event of Default occurs or if any Hazardous Substance is discovered in or on the Mortgaged Property or is attributable to the Mortgaged Property or if Mortgagee has received information which leads Mortgagee, in its reasonable discretion, to believe that a Hazardous Substance is present on or being handled, stored, transported, manufactured, released or disposed of in, on or about the Mortgaged Property in each case in violation of applicable laws and regulations, Mortgagors shall, at Mortgagors’ expense, permit an environmental inspection, audit, assessment, or other testing or monitoring of the Mortgaged Property, for the sole benefit of Mortgagee (but also certified to Mortgagor), to be conducted by Mortgagee, or by an independent agent selected by Mortgagee. If any such environmental reports indicate any presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or about the Mortgaged Property in violation of applicable laws and regulations, Mortgagee may require Mortgagors at Mortgagors’ expense, to refrain from and take remedial action with respect to any such presence, handling, storage, transportation, manufacture, release or disposal to the satisfaction of Mortgagee.

For purposes of this Mortgage, “Environmental Law(s)” mean any applicable federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of a Mortgagor, including without limitation the following: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986; (b) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (c) the Hazardous Materials Transportation Act, as amended; (d) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (e) the Safe Drinking Water Act; (f) the Clean Air Act, as amended; (g) the Toxic Substances Control Act of 1976; (h) the Occupational Safety and Health Act of 1977, as amended; (i) the Emergency Planning and Community Right-to-Know Act of 1986; (j) the National Environmental Policy Act of 1975; (k) the Oil Pollution Act of 1990; (l) the Minnesota Environmental Response Liability Act; (m) the Minnesota Petroleum Tank Release Cleanup Act and any similar or implementing state law; and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

For purposes of this Mortgage, “Hazardous Substance(s)” means any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any federal, state or local authority having jurisdiction over the property of a Mortgagor, or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under any

Environmental Laws; (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (c) polychlorinated biphenyls; (d) lead; (e) urea formaldehyde; (f) asbestos or asbestos containing materials; (g) flammable explosives; (h) infectious materials; (i) radioactive materials; or (j) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Law.

Mortgagee shall have the right to join and participate in, as a party, if it so elects, any legal proceedings or actions initiated in connection with any Environmental Laws and have its attorneys’ fees in connection therewith paid by Mortgagors.

Mortgagors shall jointly and severally protect, indemnify and hold Mortgagee, its trustees, employees, agents, successors and assigns harmless from and against any and all loss, damage, cost, expense or liability (including attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, leaching or presence of a Hazardous Substance on, under or about the Mortgaged Property, including, without limitation: (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the re-conveyance of the lien of this Mortgage or the extinguishment of the lien by foreclosure or action in lieu thereof and this covenant shall survive such re-conveyance or extinguishment.

In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonably necessary or desirable under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), Mortgagors shall, within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Mortgagee, and under the supervision of a consulting engineer approved in advance in writing by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagors, including, without limitation, the charges of such contractor(s) and/or the consulting engineer and Mortgagee’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

ARTICLE II

EVENTS OF DEFAULT

Each of the following occurrences shall, after expiration of any applicable period to cure, constitute an “Event of Default” hereunder:

2.1Default under the Loan Documents. The occurrence of an Event of Default as defined in the Loan Agreement, the Notes or any of the Loan Documents.

2.2Breach of Warranty of Title. The breach of any warranty of title made by a Mortgagor hereunder.

2.3Foreclosure. The institution of foreclosure or other enforcement proceedings by the holder of any other lien on the Mortgaged Property (without hereby implying Mortgagee’s consent to any mortgage or other lien).

2.4Sale of Mortgaged Property. A sale, assignment, conveyance, encumbrance or transfer of the Mortgaged Property, or any part thereof, or any interest therein (except leases in writing and in the ordinary course of business or as otherwise approved in writing by Mortgagee) without the prior written consent of Mortgagee, which consent may be granted or withheld by Mortgagee at its sole discretion.

ARTICLE III

ACCELERATION AND FORECLOSURE; OTHER REMEDIES

Upon any Event of Default, Mortgagee may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies available to it under any of the Loan Documents):

3.1Acceleration. Mortgagee may declare immediately due and payable all unmatured Indebtedness secured by this Mortgage and the same shall thereupon be immediately due and payable without notice or demand.

3.2Uniform Commercial Code (“UCC”) Remedies. Mortgagee shall have and may exercise with respect to all personal property and fixtures which are part of the Mortgaged Property, all the rights and remedies accorded upon default to a secured party under the UCC as in effect in the State of Minnesota.

3.3Foreclosure by Action or Advertisement. Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagors agree to pay. Any real estate or interest or estate sold hereunder may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect. In case of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Notes and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, and all statutory charges for such foreclosure including maximum attorneys’ fees allowed by law in order that there may be credited as paid on the purchase price the sum then due under the Notes, including principal and interest thereon and all other sums, with interest, advanced and unpaid hereunder, and all charges and expenses of such foreclosure including maximum attorneys’ fees allowed by law. Mortgagors acknowledge that if Mortgagee elects to foreclose by advertisement and cause the Mortgaged Property or any part thereof to be sold at public auction, notice of such sale must be published at least once per week for six (6) successive weeks in a newspaper of general circulation and that personal notice is not required to be served upon any Mortgagor. Mortgagors further understand that in the event of such default, Mortgagee may also elect its rights under the UCC and take possession of the personal property (as defined in the Mortgage) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the UCC, as hereafter amended or by any similar or replacement statute hereafter enacted. Mortgagors further understand that under the Constitution of the United States and the Constitution of the State of Minnesota, it may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given, and neither said procedure for foreclosure by advertisement nor the UCC requires any hearing or other judicial proceeding.

EACH MORTGAGOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE MORTGAGED PROPERTY BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580 (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED), WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PROPERTY AND PUBLICATION OF SAID NOTICE FOR SIX (6) WEEKS (OR SUCH LESSER PERIOD AS MAY BE PERMITTED BY STATUTE) IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PROPERTY IS SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON ANY MORTGAGOR PERSONALLY (UNLESS A MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES EXPRESSLY WAIVES ANY AND ALL RIGHT TO PRIOR NOTICE OF SALE OF THE MORTGAGED PROPERTY AND ANY AND ALL RIGHTS TO A PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PROPERTY.

EACH MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVES UP ANY AND ALL OF THE CONSTITUTIONAL RIGHTS TO NOTICE AND HEARING BEFORE SALE OF THE MORTGAGED PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. EACH MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT, THIS SECTION AND EACH MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT EACH MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

3.4Receiver. Mortgagee shall be entitled as a matter of right, without notice and without giving bond and without regard to the solvency or insolvency of a Mortgagor, or waste of the Mortgaged Property or adequacy of the security of the Mortgaged Property, to apply for and obtain the appointment of a receiver, in accordance with the statutes and laws made and provided. The receiver shall collect the rents, and all other income of any kind; manage the Mortgaged Property so to prevent waste; execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Mortgaged Property and perform the terms of this Mortgage and apply the rents, issues and profits in the following order to: (i) payment of the reasonable fees of said receiver; (ii) application of tenant security deposits as required by Minnesota Statutes; and (iii) as further provided in any Assignment of Rents executed by Mortgagors as further security for the Indebtedness (whether included in this Mortgage or separate instrument), including but not limited to applying the same to the costs and expenses of the receivership, including reasonable attorneys’ fees, to the repayment of the Indebtedness and to the operation, maintenance, upkeep and repair of the Mortgaged Property, including payment of taxes and payment of premiums of insurance. Mortgagors hereby irrevocably consent to such appointment.

3.5Forbearance and Other Rights of Mortgagee. Any delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law or equity, shall not be a waiver of or preclude the exercise of such right or remedy or any other right or remedy hereunder or at law or in equity. The failure of Mortgagee to exercise any option to accelerate maturity of the Indebtedness secured by the Mortgage, the forbearance by Mortgagee before or after the exercise of such option, or the withdrawal or abandonment of proceedings provided for by this Mortgage shall not be a waiver of the right to exercise such option or to accelerate the maturity of such Indebtedness by reason of any past, present or future event which would permit acceleration. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Indebtedness. Mortgagee’s receipt of any awards, proceeds or damages shall not operate to cure or waive default by a Mortgagor. Mortgagee may at any time, without notice, release any person liable for payment of any Indebtedness, extend the time or agree to alter the terms of payment of any of the Indebtedness, accept additional security of any kind, release any plat or map of the Mortgaged Property or the creation of any easement thereon or any covenants restricting use or occupancy thereof, or alter or amend the terms of this Mortgage in any way. No such release, modification, addition or change shall affect the liability of any person other than the person so released, for payment of any Indebtedness, nor the priority and first lien status of this Mortgage upon any Mortgaged Property not so released.

3.6Release of and Resort to Collateral. For payment of the Indebtedness, Mortgagee may resort to any security therefor in any such order and manner as Mortgagee may elect without in any way affecting the lien and security interests hereof.

3.7No Release Implied. No Mortgagor shall be relieved of any obligation hereunder by reason of:

3.7.1the failure of Mortgagee to comply with any request of a Mortgagor to foreclose the lien of this Mortgage or to enforce any provisions of the other credit documents;

3.7.2any agreement or stipulation between a Mortgagor or any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to, or paid any consideration to, Mortgagee and in such event a Mortgagor shall continue to be liable to make payment hereunder according to the terms of such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or

3.7.3by any other act or occurrence, save and except the complete release of this Mortgage by Mortgagee.

ARTICLE IV

CONDEMNATION

4.1Notice. Mortgagors will give Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain, direct or inverse.

4.2Awards. Each Mortgagor hereby assigns, transfers, and sets over to Mortgagee the entire proceeds of any award or payment which becomes payable by reason of any taking of or damage to the Mortgaged Property, or any part or appurtenance thereof, either temporarily, permanently, in or by condemnation or other eminent domain proceedings or by reason of sale under threat thereof, or in anticipation of the exercise of the right of condemnation or other eminent domain proceedings. Mortgagors will file or prosecute in good faith and with due diligence what would otherwise be its claim in any such award or payment and cause the same to be collected and paid over to Mortgagee, and each Mortgagor irrevocably authorizes and empowers Mortgagee, which power is coupled with an interest and is irrevocable, in the name of Mortgagors or otherwise, in the event that a Mortgagor fails to do so, to file and prosecute any such claim and to collect, receipt for and retain the same. Mortgagee is authorized and empowered to collect and receive the proceeds or the award or payment, and if no Event of Default has occurred and is continuing under this Mortgage, it shall apply such proceeds, after deducting all reasonable costs, attorneys’ fees and other expenses which may have been incurred by Mortgagee in collection thereof, to the restoration of the Mortgaged Property and make disbursements thereof according and subject to the provisions of the Loan

Agreement relating to the disbursement of proceeds of the Loans. Any condemnation proceeds not so applied shall be applied to the payment of the Indebtedness without prepayment premium, if any. If Mortgagee applies any condemnation award (other than an award remaining after restoration is complete) to the Indebtedness, then notwithstanding any restrictions on prepayment in the Notes, Mortgagors may prepay all (but not less than all) of the Indebtedness at any time within one hundred eighty (180) days after the date of such application.

ARTICLE V

UNIFORM COMMERCIAL CODE

5.1Security Interest. This Mortgage shall constitute a security agreement as defined in the UCC with respect to (and Mortgagors hereby grant to Mortgagee a security interest in) all personal property and fixtures included in and/or on the Mortgaged Property. Mortgagors will pay to Mortgagee, on demand, the amount of any and all costs and expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by Mortgagee in connection with the exercise of any right or remedy referred to in this Section. In any instance where a Mortgagor in its reasonable discretion determines that any item subject to a security interest under this Mortgage has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Mortgaged Property, a Mortgagor may, at its expense, remove and dispose of it provided that such removal and substitution shall not impair the operating utility and unity of the Mortgaged Property. All substituted items shall become a part of the Mortgaged Property and subject to the lien of the Mortgage. Any amounts received or allowed a Mortgagor upon the sale or other disposition of the removed items of Mortgaged Property shall be applied first against the cost of acquisition and installation of the substituted items. Nothing herein contained shall be construed to prevent any tenant or subtenant from removing from the Mortgaged Property trade fixtures, furniture and equipment installed by it and removable by tenant under its terms of a lease, on the condition, however, that Mortgagors shall assure the repair of any and all damages to the Mortgaged Property resulting from or caused by the removal thereof.

5.2Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein and/or other rights of any Mortgagor deemed for any purpose to be an interest in real estate. For this purpose, the following information is set forth:

5.2.1Addresses:

Name and Address of Debtors:	Famous Dave’s of America, Inc. 12701 Whitewater Drive, Suite 190 Minnetonka, MN 55343 MinWood Partners, Inc. 12701 Whitewater Drive, Suite 190 Minnetonka, MN 55343
Name and Address of Secured Party:	Choice Financial Group 2640 Eagan Woods Drive, Suite 100 Eagan, MN 55121

5.2.2This document covers goods which are or are to become fixtures.

5.2.3The real property to which such fixtures are or are to be attached is set forth in the Exhibits attached hereto, the record owners of which are: Famous Dave’s of America, Inc., a

Minnesota corporation, and MinWood Partners, Inc., a Delaware corporation.

5.2.4[Intentionally Omitted].

ARTICLE VI

MISCELLANEOUS

6.1Mortgagee’s Remedies Cumulative. All remedies of Mortgagee are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity and may be exercised concurrently or independently as often as the occasion therefor arises.

6.2Successors and Assigns Bound; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of Mortgagee and Mortgagors. The captions and headings of the Articles and Sections of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

6.3Notices. Any notice from Mortgagee to a Mortgagor under this Mortgage shall be given pursuant to the terms of the Loan Agreement.

6.4Governing Law; Severability. This Mortgage shall be governed by the laws of the State of Minnesota. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without conflicting provisions and, to this end, the provisions of the Mortgage are declared to be severable.

6.5Waiver of Appraisement, Homestead & Marshaling. Each Mortgagor hereby waives the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. Each Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sale of any portion of the Mortgaged Property, or to require Mortgagee to exhaust its remedies against a specific portion of the Mortgaged Property before proceeding against the other. Each Mortgagor represents and warrants that the Mortgaged Property is not a homestead.

6.6Subsequent Agreements. Any agreement hereafter made by a Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

6.7Future Advances.

6.7.1To the extent that this Mortgage secures future advances or re-advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minnesota Statutes Section 287.05, subdivision 5, and intends to comply with the requirements contained therein.

6.7.2The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage, shall be $10,755,000.00.

6.7.3The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. Mortgagors acknowledge that such representations do not constitute or imply any agreement by Mortgagee to make any future advances to any Mortgagor.

6.8Recording Fees and Taxes. Mortgagors shall pay all recording and filing fees and taxes, including documentary stamp taxes and intangible taxes, associated with the execution and recordation of this Mortgage and the execution and delivery of the Notes or obligations secured by this Mortgage, and all amendments and extensions hereto. Mortgagors shall pay the costs of releasing, satisfying or amending this Mortgage of record. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon Mortgagee the payment of the whole or any part of the amounts herein required to be paid by Mortgagors, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee’s interest in the Mortgaged Property, so as to impose such imposition on Mortgagee or on the interest of Mortgagee in the Mortgaged Property, then, in any such event, Mortgagor shall bear and pay the full amount of such imposition, provided that if for any reason payment by a Mortgagor of any such imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, Mortgagee, at its option, may declare the Indebtedness with interest thereon, to be immediately due and payable, without prepayment premium, or Mortgagee, at its option, may pay that amount or portion of such imposition as renders the Indebtedness unlawful or usurious, in which event Mortgagors shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said imposition.

6.9Indemnification by Mortgagors. Mortgagors shall bear all loss, expense (including attorneys’ fees) and damages (and agree to jointly and severally indemnify and hold harmless Mortgagee and each of its agents) recovered against Mortgagee or any of its agents, servants and employees because of bodily injuries, including death at any time resulting therefrom and/or because of damages to property of Mortgagee or other (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction and/or operation of the Mortgaged Property and any improvement located thereon or arising by reason of the presence of Hazardous Substances, asbestos, PCBs, petroleum products, volatile hydrocarbon on the Mortgaged Property or in any improvements located thereon or releases thereof from the Mortgaged Property, whether or not due to any act of omission or commission, including negligence of a Mortgagor or a Mortgagor’s employees, servants or agents, and whether or not due to any act of omission or commission of Mortgagee or its employees, servants or agents. Each Mortgagor’s liability hereunder shall not be limited to the extent of insurance carried by or provided by a Mortgagor or subject to any exclusions from coverage in any insurance policy. The obligations of Mortgagors under this Section shall survive the payment of the Notes.

6.10Modification or Termination. Each Mortgagor, for itself and for all future owners of the Mortgaged Property, agrees that this Mortgage may be modified, varied, extended, renewed or reinstated at any time by agreement between the holder of this Mortgage and Mortgagors or the then owner of the Mortgaged Property, without notice to, or the consent of, any subordinate mortgagee, judgment creditor or lienor, and any such modification, variance, extension, renewal or reinstatement shall be binding upon such subordinate mortgagee, judgment creditor or lienor with the same force and effect as if said subordinate mortgagee, judgment creditor or lienor had affirmatively consented thereto. It is the intention of Mortgagors and Mortgagee that any modification shall maintain the same lien priority as the original Mortgage.

6.11Descriptive Headings. The descriptive headings used herein are for convenience in reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of Mortgagors or Mortgagee. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

6.12Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Executed copies of the signature pages of this Mortgage sent by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. Any party delivering an executed counterpart of this Mortgage by facsimile, TIFF or PDF also shall deliver a manually executed counterpart of this Mortgage, but the failure to deliver a manually executed counterpart should not affect the validity, enforceability, and binding effect of this Mortgage. The pages of any counterpart of this Mortgage containing any party’s signature or the acknowledgement of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

6.13Definitions. Any capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

6.14Multiple Mortgagors.  This Mortgage has been executed by multiple obligors who are referred to herein individually and collectively and interchangeably as “Mortgagor” or “Mortgagors”.  Unless specifically stated to the contrary, the words “Mortgagor” or “Mortgagors” as used in this Mortgage, including without limitation all representations, warranties and covenants, shall include all Mortgagors, jointly and severally.  Mortgagors understand and agree that, with or without notice to any Mortgagor, Mortgagee may:

6.14.1make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Mortgagor;

6.14.2with respect to any other Mortgagor, alter, compromise, renew, extend, accelerate or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases or decreases of the rate of interest on any indebtedness;

6.14.3exchange, enforce, waive, subordinate, fail or decide not to perfect and release any security, with or without the substitution of new collateral;

6.14.4release, substitute, agree not to sue, or deal with any one or more of Mortgagors or any other Mortgagor’s sureties, endorsers or other guarantors on any terms or in any manner Mortgagee may choose;

6.14.5determine how, when and what application of payments and credits shall be made on any Indebtedness;

6.14.6apply such security and direct the order or manner of sale of any collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Mortgagee, in its sole and absolute discretion, may determine;

6.14.7exercise or refrain from exercising any rights against any Mortgagor or others or otherwise act or refrain from acting;

6.14.8settle or compromise any Indebtedness; and

6.14.9subordinate the payment of all or any part of any of Mortgagors’ indebtedness to Mortgagee to the payment of any liabilities which may be due Mortgagee or others.

6.15Amended and Restated Mortgage.  This Mortgage shall amend, restate and supersede in full the

Original Mortgage.

EACH Mortgagor hereby waives any right to a trial by jury under any action or proceeding arising directly or indirectly out of this Mortgage, the loan documents, the loan transaction generally, INCLUDING ANY CLAIMS FOR ATTORNEYS’ FEES, and all documents incident thereto.

[This space intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Mortgagors have caused this Mortgage to be duly executed as of the day and year first above written.

Mortgagors:

FAMOUS DAVE’S OF AMERICA, INC.,

a Minnesota corporation

/s/ Jeffery Crivello________________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

MINWOOD PARTNERS, INC.,

a Delaware corporation

/s/ Jeffery Crivello________________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

STATE OF MINNESOTA)

   )  ss.

COUNTY OF Hennepin)

The foregoing instrument was acknowledged before me on June 18, 2019, by Jeffery Crivello, as Chief Executive Officer of Famous Dave’s of America, Inc., a Minnesota corporation, and as Chief Executive Officer of MinWood Partners, Inc., a Delaware corporation, on behalf of each corporation.

Notary Stamp:	/s/ Sheryl Hoye___________________________ Notary Signature

[Mortgagor Signature Page to Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement dated June 20, 2019, granted by Famous Dave’s of America, Inc., and MinWood Partners, Inc., as Mortgagors, to Choice Financial Group, as Mortgagee.]

Mortgagee:	CHOICE FINANCIAL GROUP, a North Dakota banking corporation doing business as Choice Bank /s/ Bryan P. Frandrup_____________________ By: Bryan P. Frandrup Its: Vice President

STATE OF MINNESOTA)

   )  ss.

COUNTY OF Dakota)

The foregoing instrument was acknowledged before me on June 20, 2019,  by Bryan P. Frandrup, as Vice President of Choice Financial Group, a North Dakota banking corporation doing business as Choice Bank, on behalf thereof.

Notary Stamp:	_/s/ Brandolyn J Bordthauser________ Notary Signature

[Mortgagee Signature Page to Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement dated June 20, 2019, granted by Famous Dave’s of America, Inc., and MinWood Partners, Inc., as Mortgagors, to Choice Financial Group, as Mortgagee.]

This document was drafted by:

Fafinski Mark & Johnson, P.A. (NMB)

775 Prairie Center Drive, Suite 400

Eden Prairie, MN 55344

952-995-5000

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1 (fee title owner is MinWood Partners, Inc., a Delaware corporation):

Lot 2; The West 45 feet of Lot 3, Block 1, Tower Hill, Hennepin County, Minnesota.

Torrens Property.

Being registered as is evidenced by Certificate of Title No. 1042205.

Parcel 2 (fee title owner is Famous Dave’s of America, Inc., a Minnesota corporation, and MinWood Partners, Inc., a Delaware corporation):

That part of the Southeast ¼ of the Northeast ¼ of Section 35, Township 118, North Range 22, West of the 5th Principal Meridian, lying Northeasterly of the Northeasterly line of State Trunk Highway Number 55, being bounded on the West by a line described as follows:

Beginning at a point in the North line of said Southeast ¼ of the Northeast ¼ distant 353.99 feet West of the Northeast corner of said Southeast ¼ of the Northeast ¼; thence running South 15 degrees 35 minutes West 184.45 feet more or less to a point in the Northerly right-of-way line of State Trunk Highway Number 55;

And being bounded on the East by a line described as follows:

Beginning at a point in the North line of said Southeast ¼ of the Northeast ¼, 250.15 feet West of the Northeast corner of said Southeast ¼ of the Northeast ¼; thence running South 15 degrees and 35 minutes West 242.31 feet or less to a point in the Northerly right-of-way line of State Trunk Highway Number 55;

For the purpose of this description, the North line of said Southeast ¼ of the Northeast ¼ is assumed to be a due East and West line.

ALSO: That part of the Southeast ¼ of the Northeast ¼ of Section 35, Township 118, Range 22, described as follows:

Commencing at a point on the North line of said Southeast ¼ of the Northeast ¼, distant 146.31feet West of the Northeast corner of said Southeast ¼ of the Northeast ¼; thence continuing West along said North line 103.84 feet; thence running South 15 degrees 35 minutes West 242.31 feet, more or less to a point in the Northerly right of way line of State Trunk Highway Number 55; thence running Southeasterly along said Northerly right of way line 100 feet; thence running North 15 degrees 35 minutes East 270.15 feet more or less to the point of beginning;

EXCEPTING therefrom the Southwesterly 30 feet measured at right angles from the Northeasterly line of Trunk Highway Number 55;

For the purpose of this description the North line of said Southeast ¼ of the Northeast ¼

is assumed to be a due East and West line, Hennepin County, Minnesota.

Abstract Property.

Parcel 3 (fee title owner is MinWood Partners, Inc., a Delaware corporation):

A-1

Lot 2, Block 1, Reliance City Center, Washington County, Minnesota.

Abstract Property.

Parcel 4 (fee title owner is Famous Dave’s of America, Inc., a Minnesota corporation, and MinWood Partners, Inc., a Delaware corporation):

Lot 3, Block 1, RIVERDALE VILLAGE FOURTH ADDITION, Anoka County, Minnesota.

Torrens Property.

Being registered as is evidenced by Certificate of Title No. 106672.

Property Addresses:

14601 Highway 7, Minnetonka, MN 55345 (Parcel 1)

11308 Highway 55, Plymouth, MN55441 (Parcel 2)

1940 Donegal Drive, Woodbury, MN 55125 (Parcel 3)

3211 Northdale Blvd NW, Coon Rapids, MN 55448 (Parcel 4)

A-2

EXHIBIT B

PERMITTED ENCUMBRANCES

All Parcels:

1.	Real estate taxes payable in the second-half of 2019 and thereafter.

2.	Rights or claims of tenants, as tenants only, in possession under unrecorded leases.

Parcel 1:

1.	Subject to the drainage easement as shown on plat. (As to Lot 2).

2.	Subject to utility and drainage easements as shown on plat.

3.	Resolution vacating drainage and utility easements over the East 7 feet of Lot 2 and the West 7 feet of Lot 3 recorded as Document No. 1341621.

4.	Drainage and utility easement recorded as Document No. 1341622.

5.	Retaining Wall Agreement recorded as Document No. 1565815.

6.	Terms and Conditions of the Conditional Use Permit recorded as Document No. 2834710.

Parcel 2:

1.	Easement Agreement recorded as Document No. 3518708.

2.	Easement Agreement recorded as Document No. 3593237.

3.	Easement Agreement recorded as Document No. 3593238.

4.	Easement Agreement recorded as Document No. 3638981.

5.	Easement Agreement recorded as Document No. 3639113.

6.	Terms and Conditions of the Resolution recorded as Document No. 4789923.

7.	Conditional Use Permit recorded as Document No. 4790648.

8.	Terms and Conditions of the Resolution recorded as Document No. 6885261.

9.	Grant of Permanent Easement for Public Street recorded as Document No. 6885266.

10.	Grant of Permanent Easement for Creek recorded as Document No. 6885267.

11.	Grant of Permanent Easement for Drainage and Utility recorded as Document No. 6885268.

Parcel 3:

1.	Drainage and utility easements as shown on the plat of Reliance City Center Washington County

B-1

Highway Right of Way Plat No. 27 recorded as Document No. 405440 and Right of Way Plat recorded as Document No. 367896.

2.	Agreement as to Access to Valley Creek Road recorded as Document No. 548073.

3.	Roadway, Utility and Access Easement Agreement recorded as Document No. 663300.

4.	Public Roadway and Utility Easement Agreement recorded as Document No. 738465.

5.	Storm Water Drainage and Utility Easement Agreement recorded as Document No. 739818.

6.	Public Roadway Easement Agreement recorded as Document No. 752645.

7.	Declaration of Reciprocal Easements, Covenants and Use Restrictions recorded as Document No. 857260, Amended by Document Nos. 888201 and 978869.

8.	Terms and Conditions of the Special Use Permit recorded as Document No. 867006.

9.	Terms and Conditions of the Special Use Permit recorded as Document No. 867186.

10.	Declarations of Restrictions recorded as Document No. 926081.

Parcel 4:

1.	Subject to drainage and utility easements as shown on this plat, RIVERDALE VILLAGE FOURTH ADDITION, filed as Document No. 360862 on October 13, 2000.

2.	Subject to the easements for drainage and utility purposes only as shown on the plat, RIVERDALE VILLAGE, filed as Document No. 331446 on March 31, 1999.

3.

Subject to the right of the State of Minnesota to erect temporary snow fences upon the lands adjacent to Trunk Highway 242 as evidenced by Final Certificate dated December 30, 1964, recorded March 30, 1965, in Book 672 on page 539, in the office of the Anoka County Register of Deeds.

4.	Vacation of the Snow Fence Easements recorded in Document No. 118550, rerecorded as Document No. 294476.

5.	South Driveway Easement Agreement recorded as Document No. 1739668 in Abstract records only.

B-2